Calculation of Filing Fee Tables
F-3
RELX Capital Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities and Guarantees	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	a. There is being registered hereunder an indeterminate principal amount of guaranteed debt securities of RELX Capital Inc. and the related guarantees thereof by RELX PLC, each as may be issued from time to time at indeterminate prices. b. RELX PLC will fully and unconditionally guarantee any debt securities issued by RELX Capital Inc. under guarantees of the payment of principal of, and any premium, interest and any "additional amounts" on such debt securities when due, whether at maturity or otherwise. No separate consideration will be received for the guarantees. c. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of all of the registration fee. Pursuant to Rule 457(n) under the Securities Act, no separate fee for the guarantees is payable. In connection with the securities offered hereby, the Registrants will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrants will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. d. An indeterminate aggregate initial offering price or number of the securities is being registered as may from time to time be offered at indeterminate prices.